Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports

First-quarter Financial Results

Integration synergies drive continued Foodservice margin improvement;

Net order rates improved for the fifth consecutive quarter;

First Crane quarterly backlog increase since June 2008

MANITOWOC, Wis. — April 27, 2010 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $721.9 million for the first quarter of 2010, down 29.7 percent from $1.0 billion in the first quarter of 2009. The sales decrease was due primarily to a 45.5 percent decline in the Crane segment, with flat sales in the Foodservice segment.

On a GAAP basis, the company reported a loss of $23.2 million, or $0.18 per diluted share, for the quarter versus a net loss of $655.8 million, or $5.04 per share, in the first quarter of 2009. Both periods included special items. Excluding special items, the adjusted loss from continuing operations was $9.9 million, or $0.08 per share, for the first quarter of 2010, versus adjusted earnings of $23.4 million, or $0.18 per share, in the first quarter of 2009. A reconciliation of GAAP net earnings to net earnings before special items is provided later in this press release.

“Although the operating environment during the first quarter of 2010 remained challenging, results for the seasonally soft quarter were in-line with our expectations. We saw pockets of strengthening demand in emerging markets, and signs that point toward further stabilization and gradual improvement in the second half of 2010,” said Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “As expected, we are beginning to see increasing benefits from the operational efficiency, process improvements, and cost reduction initiatives we implemented during 2009.  In addition, we are realizing significant synergies from our Foodservice integration success.”

“Our attention to cash management was a key consideration during the quarter as we continued to closely manage working capital. Our focus remains centered on optimizing Manitowoc’s cash generation to achieve near and long-term debt reduction goals, and to enable further investments in our business to drive performance as the markets improve.  In addition, we continue to expect Foodservice synergies to exceed $80 million once all integration activities are completed in 2011.”

Foodservice Segment Results

First-quarter 2010 net sales in the Foodservice segment were $355.1 million versus $354.7 million in the first quarter of 2009 and $358.5 million in the fourth quarter of 2009. Despite continued difficult market conditions, first quarter 2010 results were driven by the develop-ment and introduction of new Foodservice products, as well as replacement demand.

Foodservice operating earnings for the first quarter of 2010 were $47.5 million, versus $27.5 million in the first quarter of 2009, and $41.5 million in the fourth quarter of 2009. This resulted in Foodservice segment operating margins of 13.4 percent for the first quarter of 2010, up from 7.8 percent in the same period in 2009, and 11.6 percent in the fourth quarter of 2009. The year-over-year and sequential margin improvement was due to the synergies realized since the Enodis acquisition and a favorable mix of product revenues.

“We continue to see significant potential for organic growth in all areas of our Foodservice business and have witnessed an increasing number of positive signs in our end markets, including same-store sales increases, as well as traffic and revenue improvements,” said Tellock. “While many of our markets continue to be challenged, we believe that our continued focus on innovation and technologically superior products will enable us to maintain our leadership position in our Foodservice segment. They will also be a key driver of revenue growth and continued strong margins.”

Crane Segment Results

First-quarter 2010 net sales in the Crane segment were $366.8 million, down 45.5 percent from $672.9 million in the first quarter of 2009. First quarter 2010 sales were 23.6 percent lower than fourth quarter 2009 sales of $480.2 million. Crane segment operating earnings for the first quarter of 2010 decreased to $4.5 million from $56.5 million in the same period last year. Operating earnings were down $13.8 million from the fourth quarter of 2009, due primarily to lower sales volumes.

Crane segment backlog totaled $613 million as of March 31, 2010, an increase of 7.0 percent from the $573 million backlog at December 31, 2009.

“While the first quarter results reflect the difficult operating conditions we are facing, we reported our first sequential increase in quarterly backlog since June 2008. Consistent with last quarter, we are seeing some bright spots in emerging markets such as Asia, Latin America and the Middle East, which are being offset by continued weakness in North America and Western Europe as expected,” said Tellock. “Our strategy has not changed; we continue to focus on positioning this business for growth as we emerge from this downturn.  We are also taking advantage of our position in emerging markets globally.  We have maintained our efforts to strengthen our entire organization through operational efficiencies and cost management, while investing in areas that will drive the highest return over the long-term such as innovation and aftermarket support.”

Cash Flow/Debt Reduction

Cash flow used for operations in the first quarter of 2010 was $70.2 million. First-quarter operating cash flow compared to prior periods was adversely impacted by the company’s adoption of new financial accounting standards. As a result, the company was required to classify cash inflows from its domestic accounts receivable securitization facility as a financing activity instead of an operating activity as in prior periods.  This new accounting guidance did not require the company to restate prior year cash flow results. Adjusting for this change, the use of cash from operations in the first quarter 2010 would have been $7.2 million compared to a use of $34.3 million in the first quarter 2009.  The company increased its outstanding debt balance by $22.4 million in the first quarter versus December 31, 2009 consistent with the normal seasonal characteristic of the business.

2010 Guidance

Given first-quarter results that were in-line with the company’s expectations, the company is reaffirming its full-year guidance for 2010.

For the full-year 2010, the company expects:

•                  Foodservice revenues to improve modestly over 2009 results;

•                  Foodservice operating margins to continue their solid improvement over 2009 levels;

•                  Year-over-year declines in Crane segment revenues to be significantly lower than the decline experienced in 2009;

•                  Crane revenues in the first half of 2010 to be lower than the first half of 2009;

•                  Crane revenues in the second half of 2010 to be higher than the second half of 2009; and,

•                  Full year Crane operating margins to be above the 3.5 percent trough margins that were experienced in 2003.

In addition, the company expects capital expenditures of approximately $50 million, depreciation and amortization of roughly $145 million and debt reduction of at least $200 million for full year 2010.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of March 31, 2010 was $344.7 million. The reconciliation of loss from continuing operations to Adjusted EBITDA is as follows (in millions):

Earnings (loss) from continuing operations	$(41.4)
Interest expense and amortization of deferred financing fees	201.8
Income taxes	(11.4)
Depreciation and amortization	129.2
Restructuring charges	35.6
Early extinguishment of debt	24.9
Losses on sale of product lines	3.4
Other	2.6
Adjusted EBITDA	$344.7

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended
	March 31
	2010	2009

Net earnings (loss)	$(23.2)	$(655.8)
Special items, net of tax:
Earnings from discontinued operations	0.3	(0.5)
Impairment - discontinued operations	—	28.8
Impairment - continuing operations	—	647.1
Restructuring expense	0.2	2.8
Early extinguishment of debt	10.2	—
Charge related to Medicare Part D change	1.6	—
Charge related to lapse of IRS §954 (c) (6)	1.0	—
Integration expense	—	1.0
Net earnings (loss) before special items	$(9.9)	$23.4

Diluted earnings (loss) per share	$(0.18)	$(5.04)
Special items, net of tax:
Earnings from discontinued operations	—	—
Impairment - discontinued operations	—	0.22
Impairment - continuing operations	—	4.97
Restructuring expense	—	0.02
Early extinguishment of debt	0.08	—
Charge related to Medicare Part D change	0.01	—
Charge related to lapse of IRS §954 (c) (6)	0.01	—
Integration expense	—	0.01
Diluted earnings (loss) per share before special items	$(0.08)	$0.18

Investor Conference Call

On April 28 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its first-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to generate cash consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage resulting from acquisitions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes for demand for used lifting equipment and foodservice equipment;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  unanticipated growth in the specialty foodservice market;

•                  the future strength of the beverage industry;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•                  in connection with the now-completed acquisition of Enodis: the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those savings, synergies and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

For more information:
Carl Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2010 and 2009

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended
	March 31,
	2010	2009

Net sales	$721.9	$1,027.6
Cost of sales	549.8	822.5
Gross profit	172.1	205.1

Engineering, selling and administrative expenses	129.4	134.0
Asset impairments	—	700.0
Restructuring expense	0.3	4.4
Integration expense	—	1.5
Amortization expense	9.8	8.3
Operating earnings (loss)	32.6	(643.1)
Early extinguishment of debt	(15.7)	—
Interest expense	(47.5)	(48.5)
Other income - net	(6.3)	2.1
Earnings (loss) from continuing operations before taxes on income	(36.9)	(689.5)
Provision (benefit) for taxes on income	(13.6)	(61.0)

Earnings (loss) from continuing operations	(23.3)	(628.5)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	(28.3)
Net earnings (loss)	(23.6)	(656.8)
Less net loss attributable to noncontrolling interests	(0.4)	(1.0)
Net earnings (loss) attributable to Manitowoc	(23.2)	(655.8)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	(22.9)	(627.5)
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	(28.3)
Net earnings (loss) attributable to Manitowoc	(23.2)	(655.8)

BASIC EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$(0.18)	$(4.82)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	(0.22)

BASIC EARNINGS (LOSS) PER SHARE:	$(0.18)	$(5.04)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$(0.18)	$(4.82)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	(0.22)

DILUTED EARNINGS (LOSS) PER SHARE	$(0.18)	$(5.04)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,507,072	130,159,387
Average Shares Outstanding - Diluted	130,507,072	130,159,387

SEGMENT SUMMARY

	Three Months Ended
	March 31,
	2010	2009
Net sales from continuing operations:
Cranes and related products	$366.8	$672.9
Foodservice equipment	355.1	354.7
Total	$721.9	$1,027.6

Operating earnings (loss) from continuing operations:
Cranes and related products	$4.5	$56.5
Foodservice equipment	47.5	27.5
General corporate expense	(9.3)	(12.9)
Impairment	—	(700.0)
Restructuring expense	(0.3)	(4.4)
Integration expense	—	(1.5)
Amortization	(9.8)	(8.3)
Total	$32.6	$(643.1)

BALANCE SHEET

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and temporary investments	$101.8	$108.4
Restricted cash	6.3	6.5
Accounts receivable - net	408.3	323.2
Inventories - net	630.6	595.5
Deferred income taxes	144.6	142.0
Other current assets	76.6	84.3
Total current assets	1,368.2	1,259.9

Property, plant and equipment - net	638.9	673.7
Intangible assets - net	2,197.1	2,204.2
Other long-term assets	123.8	140.9
TOTAL ASSETS	$4,328.0	$4,278.7

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$811.7	$801.6
Short-term borrowings	93.5	144.9
Securitization liabilities	63.0	—
Customer advances	77.5	71.2
Product warranties	90.8	96.5
Product liabilities	27.2	28.0
Total current liabilities	1,163.7	1,142.2

Long-term debt	2,109.4	2,027.5
Other non-current liabilities	509.3	501.9
Stockholders’ equity	545.6	607.1
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,328.0	$4,278.7

CASH FLOW SUMMARY

	THREE MONTHS ENDED
	March 31,
	2010	2009
Net earnings (loss) attributable to Manitowoc	$(23.2)	$(655.8)
Non-cash adjustments	54.6	719.0
Changes in operating assets and liabilities	(101.1)	(86.9)
Net cash provided from (used for) operating activities of continuing operations	(69.7)	(23.7)
Net cash provided from (used for) operating activities of discontinued operations	(0.5)	(10.6)
Net cash provided from (used for) operating activities	(70.2)	(34.3)
Business acquisitions, net of cash acquired	(4.8)	—
Capital expenditures	(8.5)	(22.1)
Restricted cash	0.2	—
Net cash used for investing activities of discontinued operations	—	—
Proceeds from sale of fixed assets	5.9	0.9
Proceeds from (payments on) borrowings - net	22.4	39.3
Proceeds from (payments on) receivable financing - net	(1.6)	1.3
Proceeds from (payments on) securitization financing - net	63.0	—
Dividends paid	—	(2.6)
Stock options exercised	0.4	—
Debt issue costs	(10.7)	—
Effect of exchange rate changes on cash	(2.7)	(1.5)
Net decrease in cash & temporary investments	$(6.6)	$(19.0)